SCHEDULE 14A

                  INFORMATION REQUIRED IN PROXY STATEMENT

                          SCHEDULE 14A INFORMATION
        Proxy Statement Pursuant to Section 14(a) of the Securities
                   Exchange Act of 1934 (Amendment No.  )

Filed by the registrant /X/
Filed by a party other than the registrant / /
Check the appropriate box:

/ /  Preliminary proxy statement

/ /  Definitive proxy statement

/ /  Definitive additional materials

/X/  Soliciting material pursuant to Rule 14a-11 or Rule 14a-12
                             KEMPER CORPORATION
__________________________________________________________________
              (Name of Registrant as Specified in Its Charter)
                             KEMPER CORPORATION
__________________________________________________________________
                 (Name of Person(s) Filing Proxy Statement)

Payment of filing fee (Check the appropriate box):

/ /  $125 per Exchange Act Rule 0-11(c)(1)(ii), 14a-6(i)(1), or
     14a-6(j)(2).

/ / $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).

/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and
     0-11.

(1)  Title of each class of securities to which transaction applies:
___________________________________________________________________

(2)  Aggregate number of securities to which transaction applies:

___________________________________________________________________
(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11: 1

(4)  Proposed maximum aggregate value of transaction:

___________________________________________________________________

  1 Set forth the amount on which the filing fee is calculated and state how it was determined.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1)  Amount previously paid:

___________________________________________________________________

(2)  Form, schedule or registration statement no.:

___________________________________________________________________

(3)  Filing party:

___________________________________________________________________

(4)  Date filed:

___________________________________________________________________

/X/ Filing fee of $500 was previously paid in two payments on March 24, 1994 and March 28, 1994, the latter date when the Preliminary Proxy Statement was filed.

KEMPER CORPORATION

                                   KEMPER
                                STOCKHOLDERS
                                   BEWARE


          GENERAL ELECTRIC HAS FINALLY DISPLAYED ITS TRUE COLORS!!

GE has tried to insist all along that the GE slate was nominated solely to serve your interests as Kemper stockholders. But GE's threat to withdraw their proposal if GE doesn't get its way confirms that their nominees have only one agenda -- to force the sale of Kemper at GE's inadequate $55 price
- -- and to serve only one master, General Electric, with its selfish objective of depriving you of Kemper's potential.

                  THINK ABOUT IT -- WHO SHOULD YOU TRUST?

Kemper has consistently stated its confidence that Kemper's restructuring efforts will lead to values in excess of GE's hostile bid. We underscored our conviction with the pledge to you announced yesterday.

In contrast, GE apparently will say anything to get what it wants.

In March, GE's message was, "We are fully committed, as an institution, to proceeding with a transaction that could create maximum value for Kemper's employees, customers and shareholders."

Last week, GE's message was "We have the money available to pay for any price we agree to."

This week's message: $55 or Nothing!

                        DO NOT BE BULLIED OR FOOLED

GE says Kemper stockholders must decide now if you want to sell your Company for the inadequate share price of $55. Do you really want to force a sale at GE's low-ball price?

The real issue is:  Who Should Reap the Rewards of Kemper's Successful
                    Restructuring -- General Electric or You?

                       PLEASE SIGN, DATE AND MAIL THE
                           WHITE PROXY CARD TODAY
                           _____

                                 IMPORTANT

Even if you have already returned the BLUE proxy card to General Electric Capital Corporation, you have every right to change your vote by completing, then signing, dating and returning, a WHITE PROXY CARD. Only your latest dated proxy card counts.

If your shares are held in "street name", only your bank or broker can vote your shares. Please contact the person responsible for your account and instruct him or her to vote the WHITE PROXY CARD as soon as possible.

If you have any questions or need further assistance in voting your shares, please call Kemper Corporation's proxy solicitor, GEORGESON & COMPANY INC. (toll free) at 1-800-223-2064.